UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

Par Pacific Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Town & Country Lane, Suite 1500 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(281) 899-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	PARR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On February 15, 2023, Par Pacific Holdings, Inc. (the “Company”) issued press releases reporting the pricing of the loans under the Facility (as described below) and the commencement of the Tender Offers (as described below). The press releases are furnished herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Refinancing of Term Loan B

On February 14, 2023, the Company, Par Petroleum, LLC (“PPL”) and Par Petroleum Finance Corp. (“Finance Corp”) priced the proposed private $550 million aggregate principal amount senior secured term loan B due 2030 (the “Facility”). The proceeds of the loans under the Facility will be used for refinancing the Company’s existing term loan B due 2026 and its outstanding Notes (as described below) and general corporate purposes.

Tender Offers

On February 15, 2023, the Company announced the commencement of cash tender offers (the “Tender Offers”) for the purchase by PPL of any and all of the (i) 7.750% Senior Secured Notes due 2025 (the “2025 Notes”) and (ii) 12.875% Senior Secured Notes due 2026 (together with the 2025 Notes, the “Notes”) of PPL and Finance Corp. (collectively, the “Issuers”). The Tender Offers are being made upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 15, 2023, including the condition that the Issuers shall have raised at least $550 million in gross proceeds under the Facility (the “Financing Condition”). As described below, to the extent any Notes remain outstanding after the consummation of the Tender Offers, the Issuers have exercised their optional redemption rights with respect to any outstanding Notes and intend to satisfy and discharge each indenture governing the Notes (the “Indentures”), as applicable, on the settlement date, in accordance with the terms of the Indentures.

Redemption of Notes

On February 15, 2023, the Issuers issued notices of conditional redemption (collectively, the “Redemption”) for each series of the Notes pursuant to the applicable Indenture, in each case, subject to the Financing Condition. This Current Report on Form 8-K does not constitute a notice of redemption under the Indentures, nor an offer to tender for, or purchase, any Notes or any other security.

Amendments

In connection with the foregoing, (i) PPL, Par Hawaii, LLC, Hermes Consolidated, LLC and Wyoming Pipeline Company LLC, the guarantors party thereto, the Company, the lenders party thereto and Bank of America, N.A., as administrative agent, entered into the First Amendment, dated as of February 14, 2023, to Amended and Restated Loan and Security Agreement, dated as of February 2, 2022, (ii) Par Hawaii Refining, LLC, PPL and J. Aron & Company, LLC entered into the Amendment, dated as of February 13, 2023, to Second Amended and Restated Supply and Offtake

Agreement, dated as of June 1, 2021, and (iii) U.S. Oil & Refining Co., PPL and Merrill Lynch Commodities, Inc. entered into a letter agreement dated February 15, 2023, in each case, to facilitate the consummation of the Facility, the Tender Offers and the Redemption.

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, including the timing, amount and use of proceeds of the Facility. By their nature, these forward-looking statements are subject to risks, uncertainties, and contingencies, including (i) the effects of the continued volatility of commodity prices and the related macroeconomic and political environment, (ii) risks and uncertainties related to the capital markets generally, and (iii) the ability to close the Facility on the anticipated closing date or at all. The Company does not undertake to update any forward-looking statements, including those contained in this report. For further information regarding risks and uncertainties associated with the Company, please refer to the “Risk Factors” section of the Company’s SEC filings, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 15, 2023, announcing pricing of the loans under the Facility.

99.2	Press Release, dated February 15, 2023, announcing commencement of the Tender Offers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2023

PAR PACIFIC HOLDINGS, INC.

By:	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Senior Vice President, General Counsel, and Secretary